Exhibit 99.3

Unaudited Pro Forma Financial Information

Hillenbrand, Inc.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

Description of Transaction

On December 1, 2012, Hillenbrand, Inc. (“Hillenbrand,” “we,” and “our”) completed the acquisition of Coperion Capital GmbH (“Coperion”) in a transaction valued at $540.7.  The aggregate purchase consideration consisted of a net cash purchase price of $269.1 and the assumption of $146.0 of debt and $125.6 of pension liabilities.  We utilized $426.3 of borrowings under our credit facility and cash on hand to finance the acquisition, including the repayment of the $146.0 of debt outstanding under Coperion’s prior financing arrangements.

The unaudited pro forma combined condensed financial information has been prepared to illustrate the effect of the acquisition of Coperion by Hillenbrand.  The Unaudited Pro Forma Combined Condensed Statements of Income combine the historical statements of income of Hillenbrand and Coperion giving effect to the acquisition as if it had occurred on October 1, 2011.  The historical financial information has been adjusted to give effect to matters that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the operating results of the combined company.  An unaudited pro forma balance sheet is not presented herein as the acquisition of Coperion is reflected in our historical unaudited balance sheet included in our quarterly report on Form 10-Q for the three months ended December 31, 2012, and filed with the Securities and Exchange Commission (“SEC”) on February 4, 2013.  The unaudited pro forma combined condensed financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined condensed financial information and:

•                  The historical audited financial statements of Hillenbrand included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, and filed with the “SEC” on November 26, 2012;

•                  The historical unaudited financial statements of Hillenbrand, including Coperion, included in our quarterly report on Form 10-Q for the three months ended December 31, 2012, and filed with the SEC on February 4, 2013;

•                  The historical audited consolidated statements of financial position of Coperion for the year ended December 31, 2011, which were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and in euro as the reporting currency, attached as Exhibit 99.1 to the Form 8-K/A to which this unaudited pro forma combined condensed financial information is attached;

•                  The historical unaudited interim consolidated statements of financial position of Coperion for the six months ended June 30, 2012, which were prepared in accordance with IFRS as issued by the IASB and in euro as the reporting currency, attached as Exhibit 99.2 to the Form 8-K/A to which this unaudited pro forma combined condensed financial information is attached.

The historical information of Coperion for the fiscal year ended September 30, 2012, has been compiled using information that is available for Coperion for both the three months ended December 31, 2011, and the nine months ended September 30, 2012.

The historical information of Coperion included in the three months ended December 31, 2012, represents results of Coperion operations from October 1, 2012, to December 1, 2012, the date of the acquisition.

The unaudited pro forma combined condensed financial information has been prepared using the acquisition method of accounting.  The unaudited pro forma combined condensed financial information will differ from our final acquisition accounting for a number of reasons, including the fact that our estimates of fair value are preliminary and subject to change when our formal valuation and other studies are finalized.  The differences that will occur between the preliminary estimates and the final acquisition accounting could have a material impact on the accompanying unaudited pro forma combined condensed financial information.

The unaudited pro forma combined condensed financial information is presented for informational purposes only.  It has been prepared in accordance with the regulations of the SEC and is not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition at the dates indicated, nor does it purport to project the future financial position or operating results of the combined company.  It also does not reflect any cost savings, operating synergies, or revenue enhancements that we may achieve with respect to the combined company nor the costs necessary to achieve those costs savings, operating synergies, and revenue enhancements, or to integrate the operations of Hillenbrand and Coperion.

Hillenbrand, Inc.

Unaudited Pro Forma Combined Condensed Statements of Income

Fiscal Year Ended September 30, 2012

(in millions, except per share amounts)

	Historical		Pro Forma		Pro Forma
	Hillenbrand	Coperion	Adjustments	Notes	Combined
Net revenues	$983.2	$668.4	$—		$1,651.6
Cost of goods sold	594.3	506.6	0.9	(2)	1,101.8
Gross profit	388.9	161.8	(0.9)		549.8
Operating expenses	240.1	136.4	(10.3)	(3,4,5)	366.2
Operating profit	148.8	25.4	9.4		183.6
Interest expense, net	12.4	3.9	5.5	(6)	21.8
Other income (expense), net	(1.5)	(7.2)	—		(8.7)
Income before income taxes	134.9	14.3	3.9		153.1
Income tax expense	30.1	4.1	1.2	(8)	35.4
Net income	104.8	10.2	2.7		117.7
Less: noncontrolling interests	—	1.7	—		1.7
Net income attributable to common shareholders	$104.8	$8.5	$2.7		$116.0

Net income attributable to common shareholders — per share of common stock:
Basic earnings per share	$1.68				$1.86
Diluted earnings per share	$1.68				$1.86
Weighted average shares outstanding — basic	62.2				62.2
Weighted average shares outstanding — diluted	62.4				62.4

See Notes to the Unaudited Pro Forma Combined Condensed Statements of Income

Hillenbrand, Inc.

Unaudited Pro Forma Combined Condensed Statements of Income

Three Months Ended December 31, 2012

(in millions, except per share amounts)

	Historical		Pro Forma		Pro Forma
	Hillenbrand	Coperion	Adjustments	Notes	Combined
Net revenues	$305.2	$115.2	$—		$420.4
Cost of goods sold	194.6	85.0	(2.4)	(2)	277.2
Gross profit	110.6	30.2	2.4		143.2
Operating expenses	86.5	24.6	(15.1)	(3,4,5)	96.0
Operating profit	24.1	5.6	17.5		47.2
Interest expense, net	4.5	1.1	0.5	(6)	6.1
Other income (expense), net	0.9	(1.3)	(0.8)	(7)	(1.2)
Income before income taxes	20.5	3.2	16.2		39.9
Income tax expense	5.9	0.8	4.5	(8)	11.2
Net income	14.6	2.4	11.7		28.7
Less: noncontrolling interests	0.3	0.2	—		0.5
Net income attributable to common shareholders	$14.3	$2.2	$11.7		$28.2

Net income attributable to common shareholders — per share of common stock:
Basic earnings per share	$0.23				$0.45
Diluted earnings per share	$0.23				$0.45
Weighted average shares outstanding — basic	62.4				62.4
Weighted average shares outstanding — diluted	62.6				62.6

See Notes to the Unaudited Pro Forma Combined Condensed Statements of Income

NOTES TO UNAUDITED PRO FORMA COMBINED

CONDENSED STATEMENTS OF INCOME

(in millions)

Note 1 — Basis of Presentation and Preliminary Allocation of Consideration

The Unaudited Pro Forma Combined Condensed Statements of Income were prepared in accordance with the provisions of the authoritative guidance for business combinations using the acquisition method of accounting in which Hillenbrand acquired Coperion.  In addition, the Coperion historical results include the necessary adjustments to be prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

The historical section of the Unaudited Pro Forma Combined Condensed Statements of Income for the year ended September 30, 2012, represents the Hillenbrand year ended September 30, 2012, Statements of Consolidated Income and the combination of information that is available for Coperion for the three-month period ended December 31, 2011, and the nine-month period ended September 30, 2012.  The historical section of the Unaudited Pro Forma Combined Condensed Statements of Income for the three months ended December 31, 2012, represents the Hillenbrand quarter ended December 31, 2012, Unaudited Consolidated Statement of Income and information that is available for Coperion for the period from October 1, 2012, to December 1, 2012, the date of the acquisition.

The following table summarizes preliminary estimates of fair values of the assets acquired and liabilities assumed for the Coperion acquisition:

Cash and cash equivalents	$32.8
Inventory	109.1
Current assets, excluding cash and cash equivalents and inventory	164.2
Property, plant, and equipment	54.4
Identifiable intangible assets	292.4
Goodwill	233.4
Other assets	2.1
Total assets acquired	888.4

Current liabilities	268.3
Accrued pension obligations	125.6
Deferred income taxes	33.4
Other long-term liabilities	6.7
Total liabilities assumed	434.0

Noncontrolling interest assumed	6.5

Aggregate purchase price	$447.9

Fair value amounts assigned to identifiable definite-lived intangible assets are being amortized on a straight-line basis over their estimated useful lives.  The amounts assigned at the time of acquisition and their useful lives were:

	Fair Values	Estimated Useful Lives (years)
Trade names	$55.6	Indefinite
Customer relationships	158.3	20
Technology, including patents	44.2	12
Backlog	34.3	<1
Total identifiable intangible assets	$292.4

Note 2 — Cost of Goods Sold and Depreciation Expense

We recorded a step-up in value of $19.5 related to the estimated fair value of Coperion’s net property with an average economic life of 3 to 10 years.  The estimated incremental depreciation expense related to these acquired assets is $0.9 (for the fiscal year ended September 30, 2012) and $0.2 (for the three months ended December 31, 2012) using straight-line depreciation, and has been included in our cost of goods sold within the Unaudited Pro Forma Combined Condensed Statements of Income.

The Unaudited Pro Forma Combined Condensed Statements of Income do not include $21.6 of additional costs of goods sold expense related to the step-up of inventory as it was considered non-recurring.  As such, an adjustment of $2.6 was included for the three months ended December 31, 2012, to remove the amount of inventory step-up amortized during the period.

Note 3 — Additional Intangible Asset Amortization

We recorded $292.4 of intangible assets related to the acquisition of Coperion of which $236.8 are subject to amortization.  The estimated amortization expense for these acquired intangible assets was less than the historical Coperion amortization expense by $6.0 (for the fiscal year ended September 30, 2012) and $1.3 (for the three months ended December 31, 2012) using straight-line amortization.  As such, these adjustments have been included in operating expenses within the Unaudited Pro Forma Combined Condensed Statements of Income.

The Unaudited Pro Forma Combined Condensed Statements of Income do not include backlog amortization as it was considered non-recurring.  As such, an adjustment of $4.2 was included for the three months ended December 31, 2012, to remove the amount of backlog amortized during the period.

Note 4 — Transaction Costs

We recorded $2.6 (for the fiscal year ended September 30, 2012) and $9.0 (for the three months ended December 31, 2012) of business acquisition costs in connection with the acquisition of Coperion.  An adjustment was made to remove these amounts from the Unaudited Pro Forma Combined Condensed Statements of Income as they are deemed non-recurring.

Note 5 — Pension Expense

We acquired various Coperion defined benefit pension plan obligations, which were recorded at fair value on the acquisition date.  The estimated decrease in pension expense for the acquired defined benefit pension plans is $1.7 (for the fiscal year ended September 30, 2012) and $0.6 (for the three months ended December 31, 2012).  An adjustment has been made to reduce the amount of pension expense included in operating expenses for the respective periods.

Note 6 — Interest Expense of Borrowings

We borrowed $426.3 under our credit facility to fund the acquisition of Coperion and have assumed our borrowing was at an annual interest rate of 1.5% based on the interest rate at December 31, 2012.  In addition, deferred financing costs of $1.0 were incurred and related amortization was calculated based upon the term of 5 years.  As such, we have included $6.8 (for the fiscal year ended September 30, 2012) and $1.1 (for the three months ended December 31, 2012) of additional interest expense and deferred financing cost amortization in our Unaudited Pro Forma Combined Condensed Statements of Income.  In addition, we have removed historical interest expense and deferred financing cost amortization of $2.2 (for the fiscal year ended September 30, 2012) and $0.8 (for the three months ended December 31, 2012) related to the borrowings of Coperion during those periods.

As our interest rate under our credit facility is not fixed, the actual rates of interest can change from those being assumed.  If the actual interest rate incurred when the debt was actually drawn were to increase or decrease by 1/8% from the rate we have assumed, pro forma interest expense could increase or decrease by $0.8 per year.

This adjustment also reflects the reversal of $0.9 (for the fiscal year ended September 30, 2012) and $0.2 (for the three months ended December 31, 2012) related to Coperion’s interest income earned on a receivable not acquired by Hillenbrand.

Note 7 — Other Income

The acquisition of Coperion was transacted in euros.  This $0.8 adjustment within other income and expense represents the foreign exchange gain recognized on euro-denominated cash required to fund the acquisition, offset by the costs of derivative contracts that hedged currency exposure on the funds required to close the transaction.

Note 8 — Income Tax Expense Adjustments

A composite statutory rate of 31% has been applied to all pro forma adjustments to income, with the exception of the transaction costs, in which a rate of 24.5% was used, in determining the pro forma combined results for the fiscal year ended September 30, 2012, and for the three months ended December 31, 2012.  The rate used is an estimate and does not take into account any possible future tax events that may occur for the combined company.  Income tax expense for Hillenbrand reflected in the Unaudited Pro Forma Combined Condensed Statements of Income is the amount reported in its previous filing with the SEC.